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                                                                    EXHIBIT 3.29

[LOGO]   Consumer and          Consommation et
         Corporate Affairs     Affaires commerciales
         Canada                Canada

CERTIFICATE OF INCORPORATION                     CERTIFICAT DE CONSTITUTION

CANADA BUSINESS                                  LOI REGISSANT LES SOCIETES
CORPORATIONS ACT                              PAR ACTIONS DE REGIME FEDERAL

      2913607 CANADA LIMITED                       291360-7

      Name of Corporation -                        Number - Numero
      Denomination de la societe

      I hereby certify that the           Je certifie par les presentes
      above-mentioned                     que la societe mentionnee
      Corporation, the Articles           ci-haut, dont les statuts
      of Incorporation of which           constitutifs sont joints, a
      are attached, was                   ete constituee en societe en
      incorporated under the              vertu de la Loi regissant les
      Canada Business                     societes par actions de regime
      Corporations Act.                   federal.

            Le directeur

            /s/ [ILLEGIBLE]
            -----------------
            Director                     APRIL 19, 1993/LE 19 AVRIL 1993

                                    Date of Incorporation - Date de constitution

            [CANADA LOGO]

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[LOGO] Consumer and      Consommation                FORM 1          FORMULE 1
       Corporate Affairs et Corporations          ARTICLES OF         STATUTS
       Canada            Canada                  INCORPORATION      CONSTITUTIFS
                                              (SECTION [ILLEGIBLE])   (ARTICLE
       Canada Business   Loi sur les societes                       [ILLEGIBLE])
       Corporations Act  commerciales
                         canadiennes

1 - Name of Corporation                         Denomination de la
                                                societe

            2913607     CANADA LIMITED

2 - The place in Canada where the registered    Lieu au Canada ou doit
    office is to be situated                    etre situe le siege
                                                social

            Richmond Hill, Ontario

3 - The classes and any maximum number of       Categorie et tout nombre
    shares that the corporation is authorized   maximal d'actions que la
    to issue                                    societe est autorisee a
                                                emettre

            An unlimited number of Special Shares; and

            An unlimited number of Common Shares

              The annexed Schedule A is incorporated in this form.

4 - Restrictions if any on share transfers      Restrictions sur le
                                                transfert des actions,
                                                s'il y a lieu

            The annexed Schedule B is incorporated in this form.

5 - Number (or minimum and maximum number)   Nombre (ou nombre minimum et
                 of directors                  maximum) d'administrateurs

            A minimum of one and a maximum of five

6 - Restrictions if any on business          Limites imposees quant aux
      the corporation may carry on           activites commerciales que
                                             la societe peut exploiter,
                                             s'il y a lieu

            There are no restrictions on the business that the Corporation may carry on.

7 - Other provisions if any                  Autres dispositions s'il y a lieu

              The annexed Schedule C is incorporated in this form.

8 - Incorporators             Fondateurs

                        Address (include postal code)
  Names - Noms         Address (inclure le code postal)        Signature
----------------------------------------------------------------------------
 Ronald Parent        5 Reeve Drive,  Markham,  Ontario     /s/ Ronald Parent
                        L3P 6B8

----------------------------------------------------------------------------
 Wendy Parent         5 Reeve Drive, Markham, Ontario       /s/ Wendy Parent
                        L3P 6B8

----------------------------------------------------------------------------

FOR DEPARTMENTAL USE ONLY - A L'USAGE DU MINISTERE SEULEMENT
Corporation No. - No. de la societe
                                             Filed - Deposee Apr. 19 1993
                                             291360-7

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                                  SCHEDULE "A"

      The rights, privileges, restrictions and conditions attaching to the Common Shares shall be as follows:

(a) The holders of the Common Shares shall be entitled to one (1) vote per share at all meetings of the Shareholders of the Corporation;

(b) Subject to the prior rights of the holders of the Special Shares, the holders of the Common Shares shall be entitled to receive any dividends declared by the Corporation;

(c) Subject to the prior rights attaching to the Special Shares, in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Shares shall be entitled to all the remaining assets of the Corporation.

      The rights, privileges, restrictions and conditions attaching to the Special Shares shall be as follows:

(a) Subject to the Act, the holders of the Special Shares shall not as such have any voting rights for the election of Directors or for any other purpose, nor shall they be entitled to attend meetings of Shareholders or to receive notice of meetings of the Shareholders of the Corporation;

(b) The holders of the Special Shares shall in each year, in the discretion of the Directors of the Corporation, but always in preference and priority to any payment of dividends on the Common Shares for such year, be entitled, out of any or all profits or surplus available for dividends, to non-cumulative dividends at the rate of 8% per annum. If in any year, after providing for the full dividend on the Special Shares, there shall remain any profits or surplus available for dividends, the whole or any part thereof may, in the discretion of the Directors, be applied to dividends on the Common Shares. The Special Shares shall not be entitled to any dividend other than, or in excess of, the non-cumulative dividends at the rate of 8% per annum hereinbefore provided for;

(c) In the event of the liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, or other distribution of assets of the Corporation among its Shareholders for the purpose of winding up its affairs or upon a reduction of capital, the holders of the Special Shares shall be entitled to receive 100% of the amount paid to the Corporation for such Special Shares, together with an amount equal to all declared and unpaid

                                                                               2
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Schedule A - Page 2

dividends, if any, before any amount shall be paid or any property or assets of the Corporation distributed to the holders of the Common Shares and upon payment of the amount so payable to them, the holders of the Special Shares shall not be entitled to share in any further distribution of the property or assets of the Corporation;

(d) Subject to the Act, the Corporation may upon giving notice as hereinafter provided, redeem at any time the whole or any part of the then outstanding Special Shares on payment for each share to be redeemed of $1.00, together with all declared and unpaid dividends. In case a part only of the then outstanding Special Shares are at any time to be redeemed, pursuant to this clause of Schedule A, the shares so to be redeemed shall be redeemed pro rata in proportion to the number of Special Shares held by the holders thereof, provided that the Corporation shall not be required to pay off or redeem any fractions of shares and that the Directors may depart from such pro rata redemption in such manner and to such extent as may seem to them advisable in order to avoid fractions;

(e) In any case of redemption of Special Shares, the Corporation shall at least ten days before the date specified for redemption send by prepaid mail addressed to each person, who at the date of mailing is a recorded holder of Special Shares to be redeemed, a notice in writing of the intention of the Corporation to redeem such Special Shares. Such Notice shall set out the redemption price and the date on which redemption is to take place and if part of the Special Shares held by the person to whom it is addressed are to be redeemed, the number thereof so to be redeemed;

(f) On or after the date so specified for redemption, the Corporation shall pay, or cause to be paid to or to the order of the recorded holders of the Special Shares to be redeemed, the redemption price on presentation and surrender at the Registered Office of the Corporation or any other place designated in such notice of the certificate for the Special Shares called for redemption. Such Special Shares shall thereupon be and be deemed to be redeemed and shall be restored to the status of authorized but unissued shares. If only part of the shares represented by any certificate be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation;

(g) From and after the date specified in any such notice, the Special Shares called for redemption shall cease to be entitled to dividends and the holders shall not be entitled to exercise any of the rights of Shareholders in respect thereof unless payment of the redemption price shall not be made upon presentation of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected;

(h) Should the holders of any of the Special Shares so called for redemption fail to present the certificate or certificates representing the Special Shares on the date specified for redemption the

                                                                               3

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Schedule A - Page 3

Corporation shall have the right to deposit the redemption price of such shares to a special account in any Chartered Bank or Trust Company in Canada to be paid without interest to or to the order of the holders of such Special Shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing the same. Upon such deposit being made, the Special Shares shall be deemed to be redeemed and shall be restored to the status of authorized but unissued shares and the rights of the holders thereof after such deposit shall be limited to receiving without interest their proportionate part of the total redemption price so deposited against presentation and surrender of the certificates held by them.

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                                  SCHEDULE: "B"

      No Shares in the capital of the Corporation shall be transferred without either:

      (a) the sanction of the Director of the Corporation expressed either by a resolution passed by the votes of a majority of the Directors of the Corporation at a meeting of the Board of Directors or by an instrument or instruments in writing signed by all of the Directors; or

      (b) the express sanction of the holders of more than 50% of the issued and outstanding shares of the Corporation to which is attached the right to vote at all meetings of the Shareholders of the Corporation, expressed by a resolution passed at a meeting of the holders of such shares, or by an instrument or instruments in writing signed by all of the holders of such shares.